SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT March 28, 2005
Commission File No. 0-8862

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST HARTFORD CORPORATION - 8K

March 28, 2005

Item 2.01 - Completion of Acquisitions
Item 2.03 - Creation of a Direct Financial Obligation

On March 23, 2005, Main Street Na Parkade, LLC (a wholly owned subsidiary of the Company) acquired a 131,833 s.f. shopping center in North Adams, MA..

The purchase price was $7,805,000.  The property contains approximately 131,800 s.f. of which approximately 91,200 s.f. is a empty K-Mart.  Of the remaining 40,000 s.f., approximately

29,400 s.f. is occupied by tenants paying rent.

Financing was supplied by the Seller (Protective Life Insurance Company), who acquired it in a foreclosure.  The financing is for $10,581,000 of which $2,719,000 has been held back for project completion.

Terms:

Interest until project completion will be 100% of the net cash flow after expenses.  Post conversion interest is 5.50% per annum plus 50% of the net cash flow after the company received $500,000 of the net cash flow.  The Lender retains a 50% interest in a sale or refinancing.

Maturity Date: October 1, 2030

Non-recourse except for completion guarantee and real estate tax payment and environmental indemnification.  Both the Company and its President Neil Ellis are subject to the guarantee.

First Hartford Corporation

/s/ Stuart I. Greenwald
Stuart I. Greenwald
Title Treasurer